UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of EpiCept Corporation (the "Company") appointed Keith L. Brownlie to its Board of Directors. Mr. Brownlie was appointed to serve as a Class 1 director, until the 2012 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal. The Board has not named Mr. Brownlie to any committee of the Board at this time. Upon joining the Board, Mr. Brownlie will receive an annual retainer of $25,000 and an initial stock option grant to purchase 55,000 shares of the Company's common stock.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Brownlie was elected as director, nor are there any transactions between Mr. Brownlie and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the press release announcing the election of Mr. Brownlie to the Board is being filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated April 28, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

April 28, 2011	By:	Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 28, 2011.